Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Taylor Morrison Home Corporation, a Delaware corporation (“Taylor Morrison”), and William Lyon Homes (“William Lyon Homes”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on November 5, 2019. Pursuant to the terms of the Merger Agreement, William Lyon Homes will be merged with and into Tower Merger Sub, Inc., a subsidiary of Taylor Morrison (“Merger Sub”), with William Lyon Homes continuing as the surviving corporation and a wholly owned, direct subsidiary of Taylor Morrison (the “Merger”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A common stock, par value $0.01 per share, of William Lyon Homes (the “William Lyon Homes Class A common stock”) and each issued and outstanding share of Class B common stock, par value $0.01 per share, of William Lyon Homes (the “William Lyon Homes Class B common stock” and, together with the William Lyon Homes Class A common stock, the “William Lyon Homes common stock”), (excluding any shares that are (i) restricted shares; (ii) held by any stockholder who properly demands and perfects his, her or its appraisal rights with respect to such shares; or (iii) owned directly by William Lyon Homes (or any wholly owned subsidiary of William Lyon Homes, Taylor Morrison or Merger Sub immediately prior to the Effective Time)) will be converted automatically into the right to receive and become exchangeable for consideration consisting of (A) 0.8000 validly issued, fully paid and nonassessable shares of common stock, $0.00001 par value per share, of Taylor Morrison and (B) $2.50 in cash, without any interest thereon (the “Merger Consideration”).
The following presents the unaudited pro forma condensed combined balance sheets of Taylor Morrison and William Lyon Homes, giving effect to the Merger as if it had been consummated on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 present the historical consolidated statements of operations of Taylor Morrison and William Lyon Homes, giving effect to the Merger as if it had been consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 also gives effect to the acquisition by Taylor Morrison of AV Homes, Inc. in October 2018, as if it had occurred on January 1, 2018. The fiscal years of Taylor Morrison and William Lyon Homes both end on December 31.
As of the date hereof, Taylor Morrison has not completed its fair value measurements with respect to the William Lyon Homes’ assets to be acquired and the William Lyon Homes liabilities to be assumed. In connection with the preparation of the unaudited pro forma condensed combined financial statements, Taylor Morrison has estimated the fair value of William Lyon Homes’ owned inventory, deferred tax assets and total debt based on discussions with William Lyon Homes’ management, preliminary analyses, due diligence and information presented in public filings. The valuations necessary to arrive at estimates of the fair value of the William Lyon Homes assets to be acquired and the William Lyon Homes liabilities to be assumed are preliminary and subject to completion. All other assets, liabilities, and noncontrolling interest for consolidated entities are presented at carrying value and are also subject to completion of fair value analysis. In addition, there may be additional adjustments necessary to conform William Lyon Homes accounting policies to Taylor Morrison’s accounting policies. A final determination of the fair value of William Lyon Homes’ assets and liabilities will be based on the actual assets and liabilities of William Lyon Homes that exist as of the date of completion of the Merger, the market value of Taylor Morrison common stock and the final closing balance sheet of William Lyon Homes. Additionally, the final value of the consideration to be paid by Taylor Morrison to complete the Merger will be determined based on the ending number of shares of William Lyon Homes Common Stock outstanding at the time of the completion of the Merger. Within 12 months after the completion of the Merger, final valuations will be completed and reflected in the combined company’s financial information. There may be differences between these preliminary estimates and the final valuations, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below and are subject to further adjustments.
These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (1) the unaudited interim consolidated financial statements of Taylor Morrison and William Lyon Homes contained in their respective Quarterly Reports on Form
 10-Q
 for the quarter ended

September 30, 2019, (2) the audited consolidated financial statements of Taylor Morrison and William Lyon Homes contained in their respective Annual Reports on Form
 10-K
 for the year ended December 31, 2018 and (3) the unaudited interim unaudited interim consolidated financial statements of AV Homes, Inc. for the nine months ended September 30, 2018. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Taylor Morrison would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of the future consolidated results of operations or consolidated financial position of the combined company.

Taylor Morrison Home Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2019

	Taylor Morrison Condensed Historical	William Lyon Homes Condensed Historical	Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$222,049	$42,118	$(91,852	) (a)	$172,315
Restricted cash	1,747	—	—		1,747

Total cash, cash equivalents, and restricted cash	223,796	42,118	(91,852)		174,062
Owned inventory	4,229,971	2,327,582	(263,292	) (b)	6,294,261
Real estate not owned	23,703	215,541	—		239,244

Total real estate inventory	4,253,674	2,543,123	(263,292)		6,533,505
Land deposits	41,790	—	136,549	(c)	178,339
Mortgage loans held for sale	108,550	168,093	(6,875	) (d)	269,768
Investments in unconsolidated entities	128,363	1,552	—		129,915
Deferred tax assets, net	142,597	46,254	41,186	(e)	230,037
Operating lease right of use assets	37,751	37,000	—		74,751
Property and equipment and other assets, net	253,911	57,169	(2,764	) (f)	308,316
Goodwill	149,428	123,695	154,012	(g)	427,134

Total assets	$5,339,860	$3,019,004	$(33,037)		$8,325,827

Liabilities
Accounts payable	$189,556	$114,810	$—		$304,366
Accrued expenses and other liabilities	252,687	249,099	(32,418	) (h)	469,368
Operating lease liabilities	43,171	—	37,900	(i)	81,071
Income taxes payable	7,598	—	692	(j)	8,290
Customer deposits	184,975	—	—		184,975
Estimated development liability	36,762	—	—		36,762
Total debt, net	2,115,430	1,407,191	161,826	(k)	3,684,447
Liabilities attributable to real estate not owned	23,703	215,541	—		239,244

Total liabilities	2,853,882	1,986,641	168,000		5,008,523
Total stockholders’ equity	2,485,978	1,032,363	(201,037	) (l)	3,317,304

Total liabilities and stockholders’ equity	$5,339,860	$3,019,004	$(33,037)		$8,325,827

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2019
(dollars in thousands, except for per share amounts)

(a) Adjustments to Cash and Cash Equivalents
In accordance with the Merger Agreement, Taylor Morrison will pay holders of William Lyon Homes common stock aggregate Merger Consideration consisting of an estimated total of $
94.6
 million in cash and
32.1
 million shares of Taylor Morrison common stock. Per the Merger Agreement, the holders of William Lyon Homes common stock will receive per share consideration consisting of (i)
shares of Taylor Morrison common stock based on a conversion ratio as described in footnote 3 - Preliminary Purchase Price and (ii) $
2.50
in cash per share of William Lyon common stock. Refer to footnote

- Preliminary Purchase Price for a reconciliation of all consideration transferred

William Lyon Homes basic shares of common stock outstanding as of September 30, 2019	37,846,420
Purchase price per share of common stock outstanding	$2.50
Portion of purchase price assumed to paid in cash	$94,616
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified William Lyon Homes escrow proceeds receivable from Property and equipment and other assets, net to cash and cash equivalents	2,764

Total Adjustment to Cash and cash equivalents	$(91,852)

(b) Adjustments to Owned Inventory
To reflect Taylor Morrison management’s preliminary estimate of fair value adjustments of inventories owned by William Lyon Homes (excluding homes in backlog) in accordance with Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures	$(126,743)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the land deposit balance of William Lyon Homes from Owned Inventory to Land Deposits. See Footnote C below	(136,549)

Total Adjustment to Owned Inventory	$(263,292)

(c) Adjustments to Land Deposits
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the land deposit balance of William Lyon Homes from Owned Inventory to Land Deposits	$136,549

(d) Adjustments to Mortgage loans held for sale
To reflect the elimination of goodwill associated with William Lyon Homes’ financial services segment recorded by William Lyon Homes within mortgage loans held for sale to conform with Taylor Morrison’s financial statement presentation	$6,875

(e) Adjustments to Deferred Income Taxes, net
To reflect the valuation impact of the portion of the purchase price allocated to the assets and liabilities that is non-deductible for income tax purposes	$41,186

(f) Adjustments to Property and equipment and other assets, net
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified William Lyon Homes escrow proceeds receivable from Property and equipment and other assets, net to cash and cash equivalents	$(2,764)

(g) Adjustments to Goodwill
To eliminate goodwill from William Lyon Homes’ balance sheet as of September 30, 2019	$(123,695)
To reflect the excess of the purchase price over the fair value of the William Lyon Homes net assets acquired. Refer to footnote 3 - Preliminary Purchase Price for a reconciliation of preliminary fair value of the William Lyon Homes assets acquired	277,706

Net adjustment to goodwill	$154,011

(h) Adjustments to Accrued Expenses and Other Liabilities
Reflects Taylor Morrison estimated non-recurring expenses resulting directly from the Merger	$65,000
Reflects William Lyon Homes estimated non-recurring expenses resulting directly from the Merger	65,000
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified lease obligations from William Lyon Homes’ Accrued expenses and other liabilities to Operating lease liabilities	(37,900)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified warehouse facilities relating to William Lyon Homes’ financial services segment from William Lyon Homes’ Accrued expenses and other liabilities to Total debt, net	(123,826)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the amount relating to William Lyon Homes’ income taxes payable from Accrued expenses and other liabilities to Income taxes payable	(692)

Net adjustment to Accrued Expenses and Other Liabilities	$(32,418)

(i) Adjustments to Operating lease liabilities
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified lease obligations from William Lyon Homes’ Accrued expenses and other liabilities to Operating lease liabilities	$37,900

(j) Adjustments to Income taxes payable
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the amount relating to William Lyon Homes’ income taxes payable to Income taxes payable	$692

(k) Adjustments to Total Debt , Net
To reflect the increase in estimated fair value of William Lyon Homes senior notes using quoted or estimated market prices	$38,000
To reflect the reclassification of William Lyon’s warehouse facilities relating to their financial services segment to Total debt, net, in order to conform with Taylor Morrison’s financial statement presentation	123,826
To reflect borrowings on Taylor Morrison’s revolving credit facility to repay William Lyon Homes’ revolving credit facility at the Effective Time	150,000
To reflect the repayment of William Lyon Homes’ revolving credit facility	(150,000)

Net adjustment to Accrued Expenses and Other Liabilities	$161,826

( l ) Adjustments to Total Stockholders’ Equity
To reflect Taylor Morrison’s estimate of non-capitalizable expenses for the Merger. See Footnote h	$(65,000)
To reflect the portion of the purchase price assumed to be paid in Taylor Morrison common stock. (1)	759,927
To reflect elimination of William Lyon Homes total stockholder’s equity, excluding noncontrolling interest, as of September 30, 2019	(895,964)

Net adjustment to total stockholders’ equity	$(201,037)

(1)	Pursuant to the Merger Agreement, a portion of consideration transferred will be an exchange of Taylor Morrison common stock for William Lyon Homes common stock. The value of the exchange is based on the number of shares of Taylor Morrison common stock issued at a conversion ratio of 0.8000, utilizing the number of shares of William Lyon Homes common stock outstanding as of September 30, 2019, and a purchase price of $2.50 per share. Refer to footnote 3—Preliminary Purchase Price for reconciliation of consideration transferred.

Taylor Morrison Home Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2019

	Taylor Morrison Condensed Historical	William Lyon Homes Condensed Historical	Pro Forma Merger Adjustments		Pro Forma Combined
Home and land closings revenue, net	$3,219,643	1,382,057	18,451	(m)	4,620,151
Financial services revenue	62,117	19,857	—		81,974
Amenity and other revenue	13,863	6,165	20,916	(m)	40,944

Total revenues	3,295,623	1,408,079	39,367	(m)	4,743,069
Cost of home and land closings	2,629,386	1,165,185	16,228	(m)	3,810,799
Financial services expenses	36,595	17,689	—		54,284
Amenity and other expenses	12,754	5,732	16,071	(m)	34,557

Total cost of revenues	2,678,735	1,188,606	32,299	(m)	3,899,640
Gross margin	616,888	219,473	7,068	(m)	843,429
Sales, general and administrative expenses	347,799	164,777	—		512,576
Equity in income of unconsolidated entities	(7,983)	(2,643)	—		(10,626)
Interest income and other expenses, net	(3,742)	(5,706)	4,016	(n)	(5,432)
Transaction expenses	6,496	990	—		7,486
Loss on extinguishment of debt	5,806	1,433	—		7,239

Income before income taxes	268,512	60,622	3,052		332,186
Income tax provision	68,307	13,548	763	(o)	82,618

Net income before allocation to non-controlling interests	200,205	47,074	2,289		249,568
Net income attributable to non-controlling interests	(211)	(19,024)	—		(19,235)

Net income available to Taylor Morrison Home Corporation/William Lyon Homes	$199,994	$28,050	$2,289		$230,333

Earnings per common share
Basic	$1.86	$0.74			$1.65
Diluted	$1.84	$0.72			$1.62 (q)
Weighted average number of shares of common stock:
Basic	107,389	37,756	(5,678	) (r)	139,467
Diluted	108,599	38,944	(5,142	) (r)	142,401

Taylor Morrison Home Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018

	Taylor Morrison Condensed Historical	AV Homes Condensed Historical	Pro Forma Merger Adjustments (s)	Taylor Morrison / AV Homes Pro Forma Combined	William Lyon Homes Condensed Historical	Pro Forma Merger Adjustments		Pro Forma Combined
Home and land closings revenue, net	$4,155,117	$539,536	—	$4,694,653	2,081,721	11,426	(m)	6,787,800
Financial services revenue	67,758	—	—	67,758	—	—		67,758
Amenity and other revenue	4,518	13,209	—	17,727	5,450	2,663	(m)	25,840

Total revenues	4,227,393	552,745	—	4,780,138	2,087,171	14,089	(m)	6,881,398
Cost of home and land closings	3,444,311	445,510	9,031	3,898,852	1,703,298	6,957	(m)	5,609,107
Financial services expenses	41,469	—	—	41,469	5,146	—		46,615
Amenity and other expenses	3,420	13,354	—	16,774	—	1,851	(m)	18,625

Total cost of revenues	3,489,200	458,864	9,031	3,957,095	1,708,444	8,808	(m)	5,674,347
Gross margin	738,193	93,881	(9,031)	823,043	378,727	5,281	(m)	1,207,051
Sales, general and administrative expenses	416,943	84,192	—	501,135	233,767	—		734,902
Equity in income of unconsolidated entities	(13,332)	—	—	(13,332)	(3,118)	—		(16,450)
Interest income and other expenses, net	10,177	7,624	(9,031)	8,770	(567)	2,834	(n)	11,037
Transaction expenses	50,889	—	—	50,889	3,907	—		54,796
Loss on extinguishment of debt	—	—	—	—	(1,015)	—		(1,015)

Income before income taxes	273,516	2,065	—	275,581	145,753	2,447		423,781
Income tax provision	63,036	1,295	—	64,331	30,620	612	(o)	95,563

Net income before allocation to non-controlling interests	210,480	770	—	211,250	115,133	1,835		328,218
Net income attributable to non-controlling interests	(4,116)	—	—	(4,116)	(23,537)	(2,018	) (p)	(29,671)

Net income available to Taylor Morrison Home Corporation/William Lyon Homes	$206,364	$770	—	$207,134	$91,596	$(183)		$298,547

Earnings per common share
Basic	$1.85	$0.03	—	$1.85	$2.42			$2.08
Diluted	$1.83	$0.03	—	$1.84	$2.32			$2.05 (q)
Weighted average number of shares of common stock:
Basic	111,743	22,587	(22,587)	111,743	37,832	(5,754	) (r)	143,821
Diluted	115,119	22,998	(22,998)	115,119	39,419	(5,617	) (r)	148,921

Notes to Unaudited Pro Forma Condensed Statements of Operations
for the Year Ended December 31, 2018, the Nine Months Ended September 30, 2019
(dollars in thousands, except for per share amounts)

	For the nine months ended September 30, 2019	For the twelve months ended December 31, 2018
(m) Adjustments within Total Revenues and Total Cost of Revenues
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of William Lyon land closings revenue from Interest income and other expenses, net to home and land closings revenue, net	$18,451	$11,426
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of apartment and commercial revenue from interest income and other expenses, net to amenity and other revenue	$20,916	$2,663

Adjustment to Total Revenues	$39,367	$14,089

Adjustment to cost of home and land closings to reflect the amortization of the capitalized William Lyon Homes senior notes fair value premium resulting from purchase accounting	$(3,052)	$(2,447)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of costs of land closings from interest income and other expenses, net to cost of home and land closings	$19,280	$9,404
Adjustment to cost of home and land closings	16,288	6,957
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of costs of apartment and commercial sales from interest income and other expenses, net to amenity and other expenses	$16,071	$1,851

Adjustment to Total cost of revenues	$32,299	$8,808

Adjustment to Gross Margin	$7,068	$5,281

(n)Adjustments to Interest Income and Other Expenses, Net
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of land closings revenue from Interest income and other expenses, net to Home and land closings revenue, net	$18,451	$11,426

To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of apartment and commercial revenue from interest income and other expenses, net to amenity and other revenue	$20,916	$2,663

Adjustment to Total Revenues	$39,367	$14,089

To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of costs of land closings from Interest income and other expenses, net to Cost of home and land closings	$(19,280)	$(9,404)
To reflect a reclassification in order to conform with Taylor Morrison’s financial statement presentation, Taylor Morrison reclassified the portion of costs of apartment and commercial sales from interest income and other expenses, net to amenity and other expenses	$(16,071)	$(1,851)

Adjustment to Total cost of revenues	$(35,351)	$(11,255)

Adjustment to interest income and other expenses, net to reflect the reclassification to gross margin	$4,016	$2,834

	For the nine months ended September 30, 2019	For the twelve months ended December 31, 2018
(o) Adjustments to Income Tax Provision
To reflect the impact to the income tax provision for the pro forma adjustments at the estimated combined pro forma effective tax rate of 25%.	$763	$612
(p)Adjustments to Net Income Attributable to Non-Controlling Interests
For the year ended December 31, 2018, a portion of net income attributable to non-controlling interests is based on the Former Principal Equityholders’ weighted average ownership percentage of Taylor Morrison. The adjustment presented reflects the pro forma net income associated with the Former Principal Equityholders’ ownership and subsequently the adjusted net income available to the pro forma combined Taylor Morrison and William Lyon Homes company. (1)	$—	$2,018

(1)	Former principal equityholders of Taylor Morrison consisted of affiliates of TPG Global, LLC (“TPG”), investment funds managed by Oaktree Capital Management, L.P. (“Oaktree”), and current and former members of Taylor Morrison’s management. As of January 17, 2018, TPG and Oaktree no longer had an investment in Taylor Morrison and therefore there is no pro-forma
adjustment for the nine months ended September 30, 2019.

	For the nine months ended September 30, 2019	For the twelve months ended December 31, 2018
(q) Diluted Earnings Per Share Reconciliation
Numerator:
Net income Available to Taylor Morrison Home Corporation/William Lyon Homes	$230,333	$298,547
Net income attributable to non-controlling interests -Former Principal Equityholders	$—	$5,601
Loss fully attributable to public holding company - Taylor Morrison Home Corporation	$—	$540

Net Income—diluted	$230,333	$304,688

Denominator:
Weighted average shares—diluted	142,401	148,921
Calculated earnings per share—diluted	$1.62	$2.05
(r) Adjustments to Weighted Average Shares
To reflect the pro forma shares outstanding after issuance of Taylor Morrison common stock related to the acquisition and cancellation of William Lyon Homes’ common stock :
Issuance of Taylor Morrison common stock	32,078	32,078
Cancellation of William Lyon Homes common stock	(37,756)	(37,832)

Basic Weighted Average Number of Shares	(5,678)	(5,754)
Issuance of Taylor Morrison common stock	32,078	32,078
Issuance of Taylor Morrison Warrants	1,724	1,724
Cancellation of William Lyon Homes common stock and warrants	(38,944)	(39,419)

Diluted Weighted Average Number of Shares	(5,142)	(5,617)

(s) Adjustments to AV Homes Condensed Historical Statement of Operations for the year ended December 31, 2018
On October 2, 2018 Taylor Morrison completed the acquisition of AV Homes. In accordance with Article 11 of Regulation
S-X,
Taylor Morrison included the historical results for AV Homes for the period presented and made the following adjustments:

To reflect the capitalization of AV Homes’ interest expense incurred relating to homebuilding operations and subsequent amortization of such expense. All interest expense incurred by AV Homes will be capitalizable as a result of sufficient qualifying assets following the merger.

Adjustment to cost of home closings to reflect the capitalization of interest expense for the periods presented.		$(9,031)
Adjustment to amortization to reflect the amortization of interest expense for the periods presented.		9,031
Basic Weighted Average Number of Shares.
Cancellation of AV Homes Common Stock.		(22,587)
Diluted Weighted Average Number of Shares.
Cancellation of AV Homes Common Stock.		(22,998)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation
 S-X
 Article 11 which gives effect to the Merger under Accounting Standards Codification Topic 805, “Business Combinations” using the acquisition method of accounting giving effect to the Merger involving Taylor Morrison and William Lyon Homes, with Taylor Morrison as the accounting acquirer.
The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company, based on the historical financial statements of Taylor Morrison and William Lyon Homes, after giving effect to the Merger and adjustments described in the notes thereto, and are intended to reflect the impact of the Merger on Taylor Morrison’s condensed consolidated financial statements. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position of the combined company had the Merger been consummated at September 30, 2019 or the results of operations of the combined company had the Merger been consummated at January 1, 2018, nor is it necessarily indicative of the results of operations of the combined company in future periods or the future financial position of the combined company.
Under the acquisition method of accounting, the assets and liabilities of William Lyon Homes will be recorded at the respective fair values on the closing date of the Merger. The fair value on the Merger date represents management’s best preliminary estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment. Adjustments may include, but not be limited to, changes in (i) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (ii) if information unknown as of the completion of the Merger becomes known.
The accounting policies of both Taylor Morrison and William Lyon Homes are in the process of being reviewed in detail. Upon completion of such review, additional

conforming adjustments or financial statement reclassification may be determined.
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary valuation of the net assets acquired including goodwill. The valuation of the assets and liabilities in these unaudited pro forma condensed combined financial statements is based upon the estimated purchase price. This amount was derived based on the Merger Consideration to be paid to holders of William Lyon Homes common stock. Under the Merger Agreement, the holders of William Lyon Homes common stock will receive per share consideration consisting of (i) 0.8000 of a share of Taylor Morrison common stock and (ii) $2.50 in cash per share of William Lyon Homes common stock. The actual number of shares of Taylor Morrison common stock to be issued in the Merger will be based upon the actual number shares of William Lyon Homes common stock outstanding immediately prior to the Effective Time.
2. Estimated Merger and Integration Costs
In connection with the Merger, the plan to integrate Taylor Morrison’s and William Lyon Homes’ operations is still being developed. The combined company expects to incur costs associated with integrating the operations of Taylor Morrison and William Lyon Homes. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from expected operating efficiencies or synergies. Over the next several months, the specific details of these plans will continue to be refined. Taylor Morrison and William Lyon Homes are currently in the process of assessing their respective businesses to determine where they may eliminate potential redundancies. Taylor Morrison expects to incur Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. Taylor Morrison currently estimates that combined

Merger-related costs will be approximately $130.0 million and expects they will be incurred primarily in the year ending December 31, 2020. These estimated costs are not reflected in the accompanying pro forma condensed combined statement of operations for the year ended December 31, 2018 and the three and nine months ended September 30, 2019 because they are non-recurring,
 but they are reflected in the pro forma condensed combined balance sheet as of September 30, 2019 as an adjustment to retained earnings within Total Stockholder’s equity.
3. Preliminary Purchase Price
The
purchase price in the Merger is estimated to be approximately $854.5 million. This amount was derived based on the Merger Consideration to be paid to holders of William Lyon Homes common stock. Per the Merger Agreement, the holders of William Lyon Homes common stock will receive per share consideration consisting of (i) share
s
of Taylor Morrison common stock based on a conversion ratio as noted in the table below and

(ii) $
2.50
in cash per share of William Lyon common stock.
The following is a preliminary calculation of the purchase price.

( Dollars in thousands )	Unconverted William Lyon Homes Share Counts	Conversion Ratio	Converted William Lyon Homes Shares to Taylor Morrison Shares
Basic shares of common stock outstanding as of September 30, 2019	37,846,420	0.8000	30,277,136
Dilutive securities outstanding as of September 30, 2019	1,988,751	0.9055	1,800,814

Total diluted shares of common stock outstanding as of September 30, 2019	39,835,171		32,077,950

William Lyon Homes basic shares of common stock outstanding as of September 30, 2019	37,846,420
$2.50 per share of William Lyon common stock consideration	$2.50

Consideration attributable to cash	$94,616

Total William Lyon Homes diluted shares of common stock converted to Taylor Morrison shares of common stock outstanding as of September 30, 2019	32,077,950
Per share price of consideration	$23.69

Consideration attributable to Taylor Morrison common stock (1)	$759,927

Total purchase price	$854,543

(1)	A 1.0% increase or decrease in the stock price of Taylor Morrison common stock would increase or decrease the consideration by approximately $7.6 million and impact goodwill by a corresponding amount.

The following is a preliminary estimate of the fair value of William Lyon Homes’ assets to be acquired and the William Lyon Homes liabilities to be assumed by Taylor Morrison in the Merger, reconciled to the estimate of the purchase price.
For p
u
rposes of this allocation only, Owned Inventory, deferred tax assets, and total debt reflect a preliminary estimate of fair value. All other assets and liabilities are presented at carrying value and are also subject to completion of the fair value analysis.

(Dollars in thousands)
Total purchase price	$854,543
William Lyon Homes assets acquired:
Cash and cash equivalents	$44,882
Owned inventory	2,064,290
Real estate not owned	215,541
Land Deposits	136,549
Property and equipment and other assets, net	217,175
Deferred tax assets, net	87,440
Operating lease right of use assets	37,000
Goodwill	277,706

Total William Lyon Homes assets acquired	$3,080,583

William Lyon Homes liabilities assumed:
Accounts payable	$114,810
Accrued expenses and other liabilities	151,681
Operating lease liabilities	37,900
Income taxes payable	692
Total debt, net	1,569,017
Liabilities attributable to real estate not owned	215,541

Total William Lyon Homes liabilities assumed	$2,089,641

Minority interest in consolidated entities	136,398

William Lyon Homes net assets acquired	$854,543

4. Bridge Loan Financing
In connection with the Merger, Taylor Morrison
obtained definitive financing commitments for
a
364-day
bridge
loan
, but does not expect to utilize the loan for financing the Merger. The loan is intended to be in place in the event Taylor Morrison is required to finance an offer to repurchase the acquired long-term debt securities of William Lyon Homes. Taylor Morrison has incurred $6.1 million in bridge loan fees which will be capitalized and amortized over a 12 month period. As Taylor Morrison does not expect to utilize the bridge loan, it is not reflected in the pro-forma
information. The fees are
non-recurring
in nature and therefore are only presented in the
pro-forma
balance sheet.